Exhibti 99.1

Press Release

Assured Guaranty Ltd. To Report Fourth Quarter Results on February 25, 2009;

Selected Financial Information for Fourth Quarter 2008 Announced

Hamilton, Bermuda, February 4, 2009 — Assured Guaranty Ltd. (NYSE: AGO) (“Assured” or “the Company”) announced today that it intends to issue its fourth quarter 2008 earnings press release and financial supplement for the quarter ended December 31, 2008 (“fourth quarter 2008”) after 5:00 pm Atlantic Time (4:00 pm Eastern Time) on Wednesday, February 25, 2009.   Assured will also host a conference call for investors on Thursday, February 26, 2009 at 9:30 a.m. Atlantic Time (8:30 a.m. Eastern Time).  Effective for this quarter and for future quarters, the management of Assured has decided to change the timing of the release of the Company’s financial results to more closely conform to the filing of Assured’s financial statements with the U.S. Securities and Exchange Commission (“SEC”).  Assured’s Annual Report on Form 10-K is required to be filed with the SEC within 60 days of the end of the Company’s fiscal year and its Form 10-Q is required to be filed within 40 days of the end of any quarterly reporting period.  Assured’s management expects to file the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 by the close of business on Thursday, February 26, 2009.  This change in the earnings release timing will ensure that the financial results disclosed will be based on the most current information available and agree with the Company’s SEC-filed financial reports.

Assured also announced today selected financial information on production, loss and loss adjustment expenses and incurred losses on credit derivatives for fourth quarter 2008.  For fourth quarter 2008, Assured’s new business production as measured by the present value of gross written premiums (“PVP”), a non-GAAP financial measure, was $128.1 million, a 73% decrease compared to the fourth quarter 2007.  Fourth quarter 2008 production decreased over the prior year period as the Company’s fourth quarter 2007 included $259.8 million of PVP from a large facultative reinsurance cession from Ambac Assurance Corporation (the “Ambac reinsurance transaction”).  Assured’s fourth quarter 2008 financial guaranty direct PVP decreased 22%, however, the Company’s financial guaranty direct U.S. public finance PVP rose 124%, a result of continued strong demand for the Company’s guaranties and higher pricing compared to the prior year.  Conversely, the Company’s financial guaranty direct U.S. structured finance and international markets production declined 46% and 62%, respectively, reflecting generally weak new issuance conditions in those two markets.  Assured’s financial guaranty reinsurance production was $6.2 million in the quarter, a reduction of $314.5 million from the prior year period due to the Ambac reinsurance transaction and a general reduction of business in that market.

Assured Guaranty Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 299 9375	info@assuredguaranty.com	www.assuredguaranty.com
Hamilton HM 08	fax	441 296 1083
Bermuda

Analysis of PVP(1)

($ in millions)

Gross written premiums (“GWP”) analysis:

			%
	4Q-08	4Q-07	Change
Present value of financial guaranty and credit derivative GWP (“PVP”)
Financial guaranty direct
U.S. public finance	$57.4	$25.6	124%
U.S. structured finance	49.8	92.3	(46)%
International	14.7	38.5	(62)%
Total financial guaranty direct	121.9	156.4	(22)%
Financial guaranty reinsurance(2)	6.2	320.7	(98)%
Total PVP	128.1	477.0	(73)%
Less: PVP of credit derivatives	57.6	81.8	(30)%
PVP of financial guaranty GWP	70.5	395.2	(82)%
Less: Financial guaranty installment premium PVP	10.6	195.1	(95)%
Total: Financial guaranty upfront GWP	59.9	200.1	(70)%
Plus: Financial guaranty installment GWP	24.0	29.2	(18)%
Total financial guaranty GWP	83.9	229.3	(63)%
Plus: Mortgage guaranty segment GWP	—	(0.2)	NM
Plus: Other segment GWP	—	—	NM
Total GWP	$83.9	$229.1	(63)%

(1) Some amounts may not add due to rounding.

(2) Due to reporting lags by Assured’s ceding companies, PVP for treaty reinsurance installment premiums in the Company’s financial guaranty reinsurance segment is reported on a one-quarter lag.

NM = Not meaningful

Assured also announced that, based on its most recent analysis of financial information and other transaction performance data, it expects to report pre-tax loss and loss adjustment expenses of $90.0 million ($69.3 million after-tax or $0.76 per diluted share), compared to $17.6 million ($15.6 million after-tax or $0.22 per diluted share) in fourth quarter 2007.  The majority of the fourth quarter 2008 losses are associated either directly or indirectly with deterioration in U.S. residential mortgage backed securities (“RMBS”). In addition, Assured expects to report pre-tax incurred losses on credit derivatives, which reflect the change in case and portfolio loss reserves established for contracts written in credit derivative form, of $24.8 million ($19.8 million after-tax or $0.22 per diluted share), an increase of $24.3 million compared to the $0.5 million ($0.4 million after-tax or $0.01 per diluted share) in fourth quarter 2007.  The increase in incurred losses on credit derivatives is also largely associated with U.S. RMBS exposures.  Assured’s estimates of loss expenses and incurred losses on credit derivatives could change as a result of new information that becomes known or available that would cause Assured’s management to revise loss estimates on specific credits prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, although management does not anticipate such a revision at this time.

Conference Call and Webcast Information

The Company will host a conference call for investors and analysts on Thursday, February 26, 2009 at 9:30 a.m. Atlantic Time (8:30 a.m. Eastern Time).  The earnings conference call will be available via live and archived webcast in the Investor Information section of the Company’s website at http://www.assuredguaranty.com or by dialing 800-561-2731 (in the U.S.) or 617-614-3528 (International), passcode 20405855.  A replay of the call will be available two hours after the conclusion of the call through Thursday, March 26, 2009.  To listen to the replay dial: 888-286-8010 (in the U.S.) or 617-801-6888 (International), passcode 59717494.

Assured Guaranty Ltd. is a publicly-traded Bermuda-based holding company.  Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information on the Company and its subsidiaries can be found at www.assuredguaranty.com.

Non-GAAP Financial Measure

This press release references present value of insurance and credit derivative gross written premiums (“PVP”), a non-GAAP financial measure, in order to assist analysts and investors in evaluating Assured’s new business production.   Present value of insurance and credit derivative gross written premiums or PVP, which is a non-GAAP financial measure, is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6% per year.  Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for Assured by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (“credit derivative premiums”) do not measure. Actual future net earned or written premiums and credit derivative premiums may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. This measure should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.  Assured uses 6% as the present value discount rate for calculating PVP because it is the approximate taxable equivalent yield on Assured’s investment portfolio for the periods presented.  The Analysis of PVP table in the press release presents gross written premiums, the most directly comparable GAAP financial measure, and a reconciliation of PVP to gross written premiums. This presentation is consistent with how Assured’s management, analysts and investors evaluate its new business production and is comparable to estimates published by analysts in their research reports on Assured.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward-looking statements, including its calculations of present value of insurance and credit derivative gross written premiums (“PVP”), and losses could be affected by many events.  These events include contract cancellations, developments or volatility in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserves, more recent information received from reinsurance clients, changes in regulation or tax laws, governmental actions, natural catastrophes, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Equity Investors and Analysts:

Sabra Purtill, CFA

Managing Director, Global Communications and Investor Relations

212-408-6044

441-299-9375

spurtill@assuredguaranty.com

Ross Aron

Associate, Investor Relations

212-261-5509

raron@assuredguaranty.com

Fixed Income Investors:

Michael Walker

Director, Fixed Income Investor Relations

212-261-5575

mwalker@assuredguaranty.com

Media:

Ashweeta Durani

Vice President, Global Communications

212-408-6042

adurani@assuredguaranty.com